UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2016

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2016, the Board of Directors (the “Board”) of Hardinge Inc. (the “Company”) elected Ryan Levenson as a director of the Company to fill the vacancy caused as a result of the resignation of John J. Perrotti from the Board.

Mr. Levenson will serve on the Board as a Class III Director. As of the date of this Current Report on Form 8-K, Mr. Levenson has not been appointed as a member of any of the committees of the Board.

For the Company's fiscal year ending December 31, 2016, Mr. Levenson will be compensated in his capacity as a director of the Company, as follows:

Compensation Element	Compensation Amount
Director Fees*	$95,000 per year payable in shares of the Company’s Common Stock in quarterly installments.
Meeting Fees	None.
* For the fiscal year ending December 31, 2016, Mr. Levenson will be eligible to receive an amount equal to two-thirds of one quarterly installment of Director Fees (equal to $15,833), payable in accordance with the fee schedule referenced above.

As a member of the Board, Mr. Levenson will also be eligible to participate in the Hardinge Inc. Deferred Compensation Plan for Directors which allows directors of the Company to defer to a future date the receipt of their director compensation.

A copy of the Company’s press release announcing the election of Mr. Levenson to the Company’s Board is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	November 3, 2016
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer